UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2024

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33784	20-8084793
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1 E. Sheridan Ave, Suite 500

Oklahoma City, Oklahoma 73104

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Matters.

On January 16, 2024, SandRidge Energy, Inc., a Delaware company (the “Company”) issued a press release announcing that its Board of Directors approved the following: (1) a one-time cash dividend of $1.50 per share of the Company’s common stock, payable on February 20, 2024 to stockholders of record as of the close of business on February 5, 2024, and (2) an increase to the current regular quarterly cash dividend from $0.10 per share of the Company’s common stock to $0.11 per share.

The full text of the press release is included as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 16, 2024.

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SandRidge Energy, Inc.

By:	/s/ Brandon Brown
Brandon Brown
Senior Vice President and Chief Financial Officer

Date: January 16, 2024